    As filed with the Securities and Exchange Commission on August 10, 2001
                                                  Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 BE FREE, INC.
              (Exact name of issuer as specified in its charter)

                 DELAWARE                               04-3303188
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification Number)

                 154 CRANE MEADOW ROAD, MARLBOROUGH, MA 01752
                   (Address of Principal Executive Offices)

                AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                              GORDON B. HOFFSTEIN
                      PRESIDENT, CHIEF EXECUTIVE OFFICER
                                 BE FREE, INC.
                             154 CRANE MEADOW ROAD,
                            MARLBOROUGH, MA  01752
                    (Name and address of agent for service)
                                (508) 480-4000
         (Telephone number, including area code, of agent for service)

=================================================================================================================
  Title of
 securities                              Proposed maximum              Proposed maximum             Amount of
    to be         Amount to be            offering price              aggregate offering          registration
 registered      Registered(1)              per share                        price                     fee
-----------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par  value    2,705,521                $1.43(2)                    $3,868,895.03(1)             $967.22
=================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated pursuant to Rule 457 (c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 6, 2001.

                               EXPLANATORY NOTE

  This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,705,521 shares of Common Stock of Be Free, Inc. (the "Company") authorized for issuance under the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan"). These additional shares have become authorized for issuance, effective June 1, 2001, as a result of the operation of the "evergreen" provision contained in the Plan. This provision provides for annual increases in the shares authorized for issuance under the Plan pursuant to a specified formula.

                           INCORPORATION BY REFERENCE

  Pursuant to General Instruction E to Form S-8, the contents of two registration statements on Form S-8 (File Nos. 333-90861 and 333-38934) previously filed by the Company with respect to securities offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

                                    Exhibits
                                    --------

Exhibit
Number         Description
-----          -----------
  4.0          Amendment to Amended and Restated Certificate of Incorporation of the
               Registrant, dated May 25, 2000.*
  4.1          Amended and Restated Certificate of Incorporation of the Registrant.**
  4.2          Amended and Restated By-Laws of the Registrant.**
  4.3          Amended and Restated 1998 Stock Incentive Plan of the Registrant.*
  5.0          Opinion of Hale and Dorr LLP.
 23.1          Consent of Hale and Dorr LLP (included in Exhibit 5).
 23.2          Consent of PricewaterhouseCoopers LLP.
 24.0          Power of Attorney (included on the signature page of this Registration
               Statement).

__________________
*Incorporated by reference to the Company's Amendment No. 1 to its Registration Statement on Form S-1, as amended, (File No. 333-37776) filed with the SEC on June 20, 2000.

**Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, (File No. 333-84535) as declared effective by the SEC on November 2, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 30th day of July, 2001.

                              BE FREE, INC.



                              By: /s/ Gordon B. Hoffstein
                                  -------------------------------------
                                  Gordon B. Hoffstein
                                  President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

       We, the undersigned officers and directors of Be Free, Inc., hereby severally constitute Gordon B. Hoffstein and Stephen M. Joseph, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Be Free, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                            Title                               Date
          ---------                            -----                               ----

/s/  Gordon B. Hoffstein           President, Chief Executive Officer          July 30, 2001
---------------------------------  and Director
Gordon B. Hoffstein

/s/  Samuel P. Gerace, Jr.         Executive Vice President, Chief             July 30, 2001
---------------------------------  Technology Officer and Director
Samuel P. Gerace, Jr.

/s/  Stephen M. Joseph             Chief Financial Officer,                    July 30, 2001
---------------------------------  Secretary and Treasurer
Stephen M. Joseph                  (Principal Financial Officer and
                                   Principal Accounting Officer)

---------------------------------  Director                                    July 30, 2001
Kathleen L. Biro

/s/  Ted R. Dintersmith            Director                                    July 30, 2001
---------------------------------
Ted R. Dintersmith

/s/ W. Michael Humphreys           Director                                    July 30, 2001
---------------------------------
W. Michael Humphreys

/s/  Jeffrey F. Rayport            Director                                    July 30, 2001
---------------------------------
Jeffrey F. Rayport

                                 Exhibit Index
                                 -------------

Exhibit
Number         Description
------         -----------
  4.0          Amendment to Amended and Restated Certificate of Incorporation of the
               Registrant, dated May 25, 2000.*
  4.1          Amended and Restated Certificate of Incorporation of the Registrant.**
  4.2          Amended and Restated By-Laws of the Registrant.**
  4.3          Amended and Restated 1998 Stock Incentive Plan of the Registrant.*
  5.0          Opinion of Hale and Dorr LLP.
 23.1          Consent of Hale and Dorr LLP (included in Exhibit 5).
 23.2          Consent of PricewaterhouseCoopers LLP.
 24.0          Power of Attorney (included on the signature page of this Registration
               Statement).

__________________
*Incorporated by reference to the Company's Amendment No. 1 to its Registration Statement on Form S-1, as amended, (File No. 333-37776) filed with the SEC on June 20, 2000.

**Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, (File No. 333-84535) as declared effective by the SEC on November 2, 1999.